As filed with Securities and Exchange Commission on March 6, 2009

SEC File No.:  333-135124

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT

ON

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

CANEUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-0916900
State or other jurisdiction of incorporation or organization	I.R.S. Employer I.D. No.

3101 West Coast Highway, Suite 400, Newport, Beach, CA	92663-4001
(Address of Principal Executive Offices)	(Zip Code)

Caneum, Inc. 2002 Stock Option/Stock Issuance Plan

(Full titles of the plans)

Suki Mudan, President

3101 West Coast Highway

Suite 400

Newport, Beach, CA  92663-4001

(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (949) 273-4000

Copies to:

Ronald N. Vance, P.C.

Attorney at Law

1656 Reunion Avenue

Suite 250

South Jordan, UT 84095

(801) 446-8802

(801) 446-8803 (fax)

ron@vancelaw.us

DEREGISTRATION OF SECURITIES

Caneum, Inc., a Nevada corporation (the “Company”), registered 14,156,297 shares of the Company’s common stock, $.001 par value per share (the “Registered Securities”), pursuant to a registration statement on Form S-8 (File No. 333-135124) which was declared effective by the Securities and Exchange Commission on June 19, 2006.

Pursuant to Rule 478 under the Securities Act of 1933, as amended, the Company files this Post-Effective Amendment to deregister and to remove from registration 11,428,847 of the Registered Securities. Such securities remained unsold at the end of the offering and remain unissued and unsold as of the date of the filing of this Post-Effective Amendment. The Registration Statement is hereby amended to reflect the deregistration of 11,428,847 of the Registered Securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THIS SPACE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE TO FOLLOW

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California on March 6, 2009.

CANEUM, INC.

By:  /s/ Suki Mudan

Suki Mudan, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Suki Mudan	Director and President	March 6, 2009
Suki Mudan	(Principal Executive,
Financial, and Accounting
Officer)

/s/ Alan Knitowski	Chairman	March 6, 2009
Alan Knitowski

/s/ Robert F. Mitro	Director	March 6, 2009
Robert F. Mitro

/s/ Avtar Singh Ranshi	Director	March 6, 2009
Dr. Avtar Singh Ranshi

/s/ Luan Dang	Director	March 6, 2009
Luan Dang

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